Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) dated                     , 2007 (the “Effective Date”) is entered into by and among Rex Energy Corporation, a Delaware corporation (the “Company”), and each of the undersigned (the “Investors”).

RECITALS

WHEREAS, the Company has solicited the consent of certain Investors pursuant to the Confidential Consent Solicitation/Offering Memorandum of the Company dated March 15, 2007 (the “Offering Memorandum”);

WHEREAS, subject to the terms and conditions described in the Offering Memorandum, the Investors shall have the right to receive shares of Common Stock; and

WHEREAS, as an inducement to the Investors to enter into the Transactions, the Company has agreed to provide to the Investors and their direct and indirect transferees the registration rights set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement, capitalized terms used but not defined herein shall have the meanings specified in the Offering Memorandum. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, as to any Person, any other Person which directly or indirectly controls, is under common control with, or is controlled by, such Person. As used in this definition, “control” (including, with it correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership interests, by contract or other otherwise).

“Common Stock” means the Company’s Common Stock, par value $.001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Management Investors” shall mean Michael Carlson, Benjamin Hulburt, Christopher Hulburt, Andrew Joyner, Jack Shawver, Thomas Shields and Thomas Stabley.

“Offering Memorandum” shall have the meaning set forth in the recitals.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Registrable Securities” means (a) any Common Stock issued or issuable to an Investor pursuant to the Transactions and (b) any other Common Stock issued or issuable with respect to the securities referred to in clause (a) by way of a stock dividend or stock split or in connection with an exchange or combination of shares, recapitalization, merger, consolidation, reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they (i) have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or (ii) are saleable in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are or could be removed upon the consummation of such sale.

“Registration Statement(s)” means a registration statement(s) of the Company under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the United States Securities and Exchange Commission or any successor entity.

“Shaner Investors” shall mean Lance T. Shaner and The Lance T. Shaner Irrevocable Grandchildren’s Trust II.

2. Mandatory Registration.

(a) The Company shall use commercially reasonable efforts to (i) prepare, and, (ii) on or prior to the date that is three hundred (300) calendar days after the Effective Date, file with the SEC a Registration Statement on Form S-1 (the “Mandatory Registration”); provided, that, subject to the limitations set forth in Section 2(b), a portion of the shares of Common Stock covered by such Registration Statement may cover the resale of Registrable Securities; provided, further, that the Company shall not be required to file such Registration Statement if (A) the conditions to the Required Merger Transactions (other than the effectiveness of the Registration Statement) have not been fulfilled; or (B) the board of directors of the Company determines, in the good faith exercise of its business judgment, that market conditions are not conducive to meeting the Company’s valuation expectations.

(b) Prior to the commencement of the road show related to the Mandatory Registration, the Company shall provide each Investor with written notice (the “Registration Notice”) of the anticipated price range per share in the offering, the low price in such range being referred to herein as the “Floor.” Within seven (7) calendar days after the date of the Registration Notice, each Investor may deliver to the Company written notice (the “Sale Notice”) of the percentage of such Investor’s Registrable Securities that such Investor wishes to sell in the Mandatory Registration, subject to the limitations set forth below. Any Investor that does not timely deliver a Sale Notice shall be deemed to have waived its right to sell Registrable Securities in the Mandatory Registration. The aggregate number of Registrable Securities that may be included in the Mandatory Registration shall be subject to the following limitations:

(i) Subject to Section 2(b)(iii), with respect to each Investor, such Investor may include no more than 40% of such Investor’s Registrable Securities in the Mandatory Registration; provided, that for each Shaner Investor, such limitation shall be 25%; provided, further, that for each Management Investor, such limitation shall be 10%.

(ii) If the aggregate number of Registrable Securities to be included in the Mandatory Registration exceeds the product of 0.17, multiplied by the sum of (A) all shares of Common Stock other than Registrable Securities to be registered pursuant to the Registration Statement, plus (B) all shares of Registrable Securities (including Registrable Securities to be registered pursuant to the Registration Statement) (such product being the “Control Cap”), then the aggregate number of Registrable Securities included in the Mandatory Registration shall be reduced by such excess pro rata among the respective selling Investors on the basis of the number of Registrable Securities requested to be sold by each such Investor. The Company shall provide written notice to the selling Investors of any such reduction.

(iii) If the aggregate number of Registrable Securities to be included in the Registration Statement is less than the Control Cap, then the Shaner Investors shall have the right, but not the obligation, to increase the percentage of the Shaner Investors’ Registrable Securities to be include in the Mandatory Registration, up to the amount of the available shortfall.

(iv) If the proposed offering price in the Mandatory Registration is lower than the Floor and the Company has decided to proceed with the Mandatory Registration, the Company shall provide each selling Investor with written notice (the “Floor Notice”) of the proposed offering price range. Within seven (7) calendar days after the date of the Floor Notice, notwithstanding any Sale Notice previously delivered by such selling Investor, each such selling Investor may deliver to the Company written notice (the “Withdrawal Notice”) of such selling

Investor’s desire to withdraw from participation in the Mandatory Registration. Any selling Investor that does not timely deliver a Withdrawal Notice shall be deemed to have waived its right to withdraw from participation in the Mandatory Registration. Following its receipt of any Withdrawal Notices, the Company shall comply with the provisions of Section 2(b)(iii) if applicable.

(c) If the managing underwriters of the Mandatory Registration advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering and within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration pro rata among the selling Investors on the basis of the number of Registrable Securities proposed to be sold by each such Investor, and (iii) third, the other securities, if any, requested to be included in such registration not covered by clauses (i) or (ii) of this Section 2(c) pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree in writing.

3. Piggyback Registrations.

(a) Right to Piggyback. Subject to the terms of this Agreement, at any time and from time to time following 180 days after the effectiveness of the Mandatory Registration, if the Company at any time determines to file a Registration Statement with respect to any offering of its securities for its own account or for the account of any stockholder who holds its securities (other than (i) a registration on Form S-4 or S-8 or any similar or successor form to such forms, (ii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company pursuant to any employee stock plan or other employee benefit plan arrangement or (iii) a registration of non-convertible debt securities) (a “Piggyback Registration”) then, as expeditiously as reasonably possible following such determination, the Company shall give written notice (the “Incidental Registration Notice”) of its intention to effect such a registration to all Investors, and such notice shall offer the Investors the opportunity to register such number of Registrable Securities as each such Investor may request in writing. Subject to Sections 3(c) and 3(d), the Company shall include in such Registration Statement all such Registrable Securities which are requested in writing by an Investor (a “Piggyback Participation Notice”) to be included therein, on the same terms and conditions as the securities otherwise being sold in such registration, such Piggyback Participation Notice to be received within fifteen (15) days after the date of the Incidental Registration Notice. Any Investor that does not timely deliver a Piggyback Participation Notice shall be deemed to have waived its right to participate in the Piggyback Registration. If an Investor decides not to include all of its Registrable Securities in any Piggyback Registration, such Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Piggyback Registration as may be filed by the Company with respect to offerings of the Company’s securities, all upon the terms and conditions set forth herein

(b) Piggyback Expenses. The Registration Expenses of the Investors shall be paid by the Company in all Piggyback Registrations. The obligation of the Company to bear, or to pay or reimburse the Investors for, Registration Expenses shall apply irrespective of whether any sales of Registrable Securities ultimately take place.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering and within a price range acceptable to the Company, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration pro rata among the participating Investors on the basis of the number of Registrable Securities owned by each such Investor, and (iii) third, the other securities, if any, requested to be included in such registration not covered by clauses (i) or (ii) of this Section 3(c) pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree in writing.

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering without adversely affecting the marketability of the offering and within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration pro rata among the participating Investors on the basis of the number of Registrable Securities owned by each such Investor, and (iii) third, the other securities, if any, requested to be included in such registration not covered by clauses (i) or (ii) of this Section 3(d) pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders or as such holders may otherwise agree in writing.

4. Holdback Agreements.

(a) Each holder of Registrable Securities shall not effect, directly or indirectly, any public sale or distribution (including sales pursuant to Rule 144), short sale, loan, grant of options for the purchase of, or otherwise dispose of, equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period (which period may be extended upon the request of the managing underwriter for an additional period of up to thirty (30) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 180-day lock-up period (the “Lock-up Period”)) beginning on the effective date of the Mandatory Registration (if underwritten) or any underwritten Piggyback Registration in which Registrable Securities are included (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree.

(b) The Company (i) shall not effect, directly or indirectly, any public sale or distribution, short sale, loan, grant of options for the purchase of (other than Company employee stock options), or otherwise dispose of, its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the Lock-up Period beginning on the effective date of the Mandatory Registration (if underwritten) or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall cause each holder of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

(c) If the restrictions of this Section 4 are waived or shortened by the managing underwriter(s) or the Company for any holder of Registrable Securities or any other party bound thereto, such restrictions shall also be waived or shortened for all holders of Registrable Securities in the same manner on a pro rata basis (calculated including the Registrable Securities held by the party bound by such similar agreement).

5. Registration Procedures. Whenever any Registrable Securities are to be registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC as promptly as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective (provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the holders of the Registrable Securities covered by such Registration Statement, their underwriters, if any, and their respective counsel and accountants, within a reasonable time prior to the filing thereof, copies of all such documents proposed to be filed, and such holders shall have the reasonable opportunity to object to any information pertaining to such holders that is contained therein and the Company will make the corrections reasonably requested by such holders with respect to such information prior to filing any Registration Statement or prospectus);

(b) notify each holder of Registrable Securities of the effectiveness of each Registration Statement filed hereunder and prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than the Lock-up Period and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(c) furnish, without charge, to each seller of Registrable Securities such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits and all documents incorporated therein by reference), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use its commercially reasonable efforts to register or qualify such Registrable Securities and other securities covered by such Registration Statement under such securities laws or blue sky laws of such jurisdictions as any seller reasonably requests, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the Nasdaq Global Market or other national securities exchange if the securities qualify to be so listed;

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(j) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) permit any holder of Registrable Securities, which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(l) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to obtain the withdrawal of such order;

(m) notify the sellers of Registrable Securities and the underwriters, if any, as promptly as practicable:

(i) of any request by the SEC for amendments or supplements to the Registration Statement or the prospectus or for additional information;

(ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings by any Person for such purpose; and

(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(n) furnish for delivery in connection with the closing of any offering of Registrable Securities unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the sellers or the underwriters;

(o) promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the Commission as soon as practicable and shall file an acceleration request, if necessary, as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto shall not be subject to review;

(p) use its commercially reasonable efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

(q) obtain a cold comfort letter from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such Registration Statement).

6. Investor Obligations.

(a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

(b) Each Investor, by such Investor’s execution of this Agreement, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statements hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from the Registration Statements.

(c) If the services of an underwriter are engaged, each Investor agrees to enter into and perform such Investor’s obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

(d) Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(e) or 6(l), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(e) or 6(l) and, if so directed by the Company, such Investor shall deliver to the Company or destroy all copies in such Investor’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(e) No Investor may participate in any underwritten registration hereunder unless such Investor (i) agrees to sell such Investor’s Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) completes and executes all questionnaires, powers of attorney, indemnities, customary lockup arrangements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 7 below.

(f) The Investors shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the Securities Act and the Exchange Act (as defined below) and the rules and regulations promulgated by the SEC).

7. Registration Expenses.

(a) All reasonable expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation, in each case to the extent reasonable, all registration and filing fees, all fees and expenses of compliance with securities or blue sky laws, transfer agent’s and registrar’s fees, all word processing, duplicating and printing expenses, all messenger, delivery, mailing and distribution expenses, any transfer taxes, the fees and disbursements of custodians, the fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed.

(b) In connection with the Mandatory Registration and each Piggyback Registration, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration and for the reasonable fees and disbursements of each additional counsel retained by any holder of Registrable Securities for the purpose of rendering a legal opinion on behalf of such holder in connection with the Mandatory Registration or any underwritten Piggyback Registration.

(c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

8. Indemnification.

(a) In connection with any Registration Statement in which a holder of Registrable Securities is participating, the Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities and its directors, officers, stockholders, employees, members, partners, Affiliates, agents and representatives, each Person who controls each such holder of Registrable Securities (within the meaning of the Securities Act), and the directors, officers, stockholders, employees, members, partners, Affiliates, agents and representatives of each such controlling Person, from and against any and all losses, claims, damages, liabilities, costs, expenses (including attorney fees), actions and proceedings (whether commenced or threatened) (“Losses”) caused by, arising out of, based upon, resulting from, or in connection with, any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus, free writing prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (whether in the light of the circumstances under which made or otherwise), except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their directors, officers, stockholders, employees, members, partners, Affiliates, agents and representatives, each Person who controls each such underwriter (within the meaning of the Securities Act), and the directors, officers, stockholders, employees, members, partners, Affiliates, agents and representatives of each such controlling Person, to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities. The Company shall promptly reimburse each such holder of Registrable Securities, and any such underwriter, for any out-of-pocket legal or any other expenses actually and reasonably incurred by it in connection with investigating or defending such Losses.

(b) In connection with any Registration Statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the fullest extent permitted by law, shall indemnify and hold harmless the Company, and its directors, officers, stockholders, employees, agents and representatives, each Person who controls the Company (within the meaning of the Securities Act), and the directors, officers, stockholders, employees, agents and representatives of each such controlling Person, from and against any and all Losses caused by, arising out of, based upon, resulting from, or in connection with any untrue statement of material fact contained in the Registration Statement, prospectus, free writing prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (whether in the light of the circumstances under which made or otherwise), but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of

Registrable Securities pursuant to such Registration Statement. The holders of Registrable Securities shall reimburse the Company for any out-of-pocket legal or any other expenses actually and reasonably incurred by it in connection with investigating or defending such Losses.

(c) Any Person entitled to indemnification pursuant to this Section 8 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Section 8 shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities held by any such party. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason. Such provisions shall provide that the liability amongst the various Persons shall be allocated in such proportion as is appropriate to reflect the relative fault of the such Persons in connection with the statements or omissions which resulted in Losses (the relative fault being determined by reference to, among other things, which Person supplied the information giving rise to untrue statement or omission and each Person’s relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission) and, only if such allocation is not respected at law, would other equitable considerations, such as the relative benefit received by each Person from the sale of the securities, be taken into consideration.

9. Miscellaneous.

(a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement, or otherwise conflicts with the provisions hereof.

(b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c) Remedies. The Company and the Investors shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Company and any Investor shall be entitled to specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

(d) Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Investors unless such modification, amendment or waiver is approved in writing by the Company and the holders of a majority of the Registrable Securities. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns, the Investors and the respective successors and assigns of each of them. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(h) Counterparts. This Agreement may be executed in multiple counterparts (including by facsimile or portable document format (.pdf)), each of which shall be an original and all of which taken together shall constitute one and the same agreement.

(i) Interpretation.

(i) The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(ii) All definitions of terms apply equally to both the singular and plural forms of the terms defined.

(iii) The words “include,” “includes” and “including” are deemed to be followed by the phrase “without limitation.” The words “herein,” “hereof,” “hereto” and “hereunder” and words of similar import refer to this Agreement in its entirety and are not limited to any part hereof unless the context shall otherwise require. The word “or” is not exclusive and means “and/or.”

(iv) Unless otherwise specified, all references in this Agreement to Sections are references to Sections of this Agreement.

(j) Governing Law. The law of the State of Delaware, other than the law of conflicts, shall govern all issues concerning the relative rights of the Company and its stockholders and all other questions concerning the construction, validity and interpretation of this Agreement.

(k) Consent to Jurisdiction. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET

FORTH BELOW SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 9. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(l) WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(m) Notices. Any notice provided for in this Agreement shall be in writing and shall be delivered personally, via telecopier, mailed first class mail (postage prepaid, return receipt requested), or sent by reputable overnight courier service (charges prepaid) to (i) the Company at its address set forth below, (ii) the Investors at their respective addresses indicated on the signature pages attached hereto, and (iii) to any subsequent party subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices shall be deemed to have been given hereunder when delivered personally or via telecopier, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

If to the Company:

Rex Energy Corporation

1975 Waddle Road

State College, Pennsylvania 16803

Attention: Christopher K. Hulburt

Fax.: (814) 278-7286

with a copy to:

Fulbright & Jaworski L.L.P.

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Attention: Charles L. Strauss

Fax: (713) 651-5246

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

REX ENERGY CORPORATION

By:
Benjamin W. Hulburt
Chief Executive Officer

[Company Signature Page to Registration Rights Agreement]

Corporation or Trust:	Address:

(name of entity)

By:
Print Name:	Taxpayer I.D. No.
Title:

(fax#)

Partnership:	Address:

(name of partnership)

By:
(name of general partner)	Taxpayer I.D. No.

By:	(fax#)
Print Name:
Title:

Individual(s):	Address:
(indicate style of ownership if more than one (1) individual (e.g. JTWROS)

Print Name:	Social Security No.

(fax#)

Print Name:	Social Security No.
Style of Ownership:

(fax #)

[Investor Signature Page to Registration Rights Agreement]